As filed with the Securities and Exchange Commission on June 13, 2011

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

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[ ]	Definitive Proxy Statement

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[ ]	Soliciting Material under Rule 14a-12

STADION INVESTMENT TRUST

(Name of Registrant as Specified In Its Charter)

c/o ULTIMUS FUND SOLUTIONS, LLC
225 Pictoria Drive, Suite 450
Cincinnati, Ohio 45246

(Address of principal executive offices)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Dear Stadion Client:

We announced in an email on April 29th that TA Associates, a leading private equity firm, has signed a definitive agreement to acquire a 54.4% interest in Stadion Money Management.  Prior to the closing of the transaction, we must receive affirmative consent from a majority of our mutual fund shareholders. Proxy statements were mailed or emailed (from National Financial Services) to shareholders several weeks ago. Unfortunately many of those packages were discarded as junk mail or got caught in spam filters.

We kindly encourage you to vote as soon as possible as we cannot close until we receive shareholders' votes. Our proxy solicitation firm, Broadridge Financial Solutions, has begun calling shareholders and can take your vote over the phone.  Shareholders can also call Broadridge directly to place their vote at 877-826-0877.

The Proxy Statement can be found here.

Thank you for your continued confidence in Stadion.

Warm regards,
Jud Doherty, President and Chief Financial Officer

Stadion Money Management, LLC 1061 Cliff Dawson Road Watkinsville, GA 30677 800.222.7636 www.stadionmoney.com

Dear Financial Professional:

We announced in an email on April 29th that TA Associates, a leading private equity firm, has signed a definitive agreement to acquire a 54.4% interest in Stadion Money Management.  Prior to the closing of the transaction, we must receive affirmative consent from a majority of our mutual fund shareholders. Proxy statements were mailed or emailed to shareholders several weeks ago. Unfortunately many of those packages were discarded as junk mail or got caught in spam filters.

We kindly ask that you encourage your clients to vote as soon as possible as we cannot close until we receive shareholders' votes. Our proxy solicitation firm, Broadridge Financial Solutions, has begun calling shareholders and can take their vote over the phone.  Shareholders can also call Broadridge directly to place their vote at 877-826-0877.

Also, if you have discretion to vote proxies on behalf of your clients, we would be grateful if you would call 877-826-0877 to do so as soon as possible.

The Proxy Statement can be found here.

Thank you for your continued confidence in Stadion.

Warm regards,
Jud Doherty, President and Chief Financial Officer

Stadion Money Management, LLC 1061 Cliff Dawson Road Watkinsville, GA 30677 800.222.7636 www.stadionmoney.com